ALEXANDER & BALDWIN, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Alexander & Baldwin, Inc. (the “Corporation”):

Optionee:	_______________
Grant Date:	_______________

Vesting

Commencement Date:	_______________
Exercise Price:	$_______ per share

Number of

Option Shares:	_________ shares
Expiration Date:	_______________
Type of Option:	Non-Statutory Stock Option

Exercise Schedule:

Number of Option Shares:	Exercise Date:
_______	________________________
_______	________________________
_______	________________________

The Option shall become exercisable in a series of three (3) successive annual installments, as set forth above, upon Optionee’s completion of each successive year of Service over the three (3)-year period measured from the Vesting Commencement Date. Except as provided in Paragraph 5 of the form Stock Option Agreement, the Option shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the form Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Continuing Consent. Optionee further acknowledges and agrees that, except to the extent the Plan Administrator notifies Optionee in writing to the contrary, each subsequent option grant made to him or her under the Plan shall be subject to the same terms and conditions set forth in the form Stock Option Agreement attached to his or her initial option grant under the Plan, and Optionee hereby accepts those terms and conditions for each such subsequent option grant that may be made to him or her under the Plan and hereby agrees to be bound by those terms and conditions for any such option grants, without any further consent or acceptance required on his or her part at the time or times when those option grants may be made. However, Optionee may, at any time he or she holds an outstanding option under the Plan, request a written copy of the form Stock Option Agreement from the Corporation by contacting the Corporation’s Human Resources Department at the Corporation’s headquarters at 822 Bishop Street, Honolulu, HI 96813.

Employment at Will. Nothing in this Notice or in the form Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the form Stock Option Agreement.

DATED:	__________________

ALEXANDER & BALDWIN, INC.
By:

Title:	Vice President

OPTIONEE

Address: